Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of Alternate Energy Corp. for the year ended December 31, 2006 of our report dated March 28, 2007 included in its Registration Statement on Form S-8 (No. 333-118192) dated August 13, 2004 relating to the financial statements and financial statement schedules for the two years ended December 31, 2006 listed in the accompanying index.

/s/Danziger Hochman Partners LLP
Danziger Hochman Partners LLP
Toronto, Ontario
March 28, 2007